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                                                                 Exhibit (b)(ii)

                                                                 EXECUTION COPY



                                 AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT

                  THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (the "Agreement") is being executed and delivered as of June 6, 2003 by and among Century Business Services, Inc., a Delaware corporation (the "Company"), each of the Guarantors named as signatories hereto, the several financial institutions from time to time party to the Credit Agreement referred to and defined below (collectively, the "Lenders") and Bank of America, N.A. ("Bank of America"), as administrative agent for the Lenders (in such capacity, the "Agent"). Undefined capitalized terms used herein shall have the meanings ascribed to such terms in such Credit Agreement as defined below.

                              W I T N E S S E T H:

                  WHEREAS, the Company, the Lenders and the Agent have entered into that certain Credit Agreement dated as of September 26, 2002 (the "Credit Agreement"), pursuant to which, among other things, the Lenders have agreed to provide, subject to the terms and conditions contained therein, certain loans and other financial accommodations to or for the benefit of the Company;

                  WHEREAS, in connection with the Credit Agreement, (i) the Guarantors have each executed and delivered in favor of the Agent and the Lenders a certain Guaranty pursuant to which the Guarantors have guaranteed the Company's obligations under the Credit Agreement and (ii) the Company and each of the Guarantors has executed and delivered a certain Pledge and Security Agreement and other Loan Documents pursuant to which each such Person has granted liens and security interests in substantially all of its properties as security for its respective obligations with respect to the Credit Agreement and the other Loan Documents; and

                  WHEREAS, the Company has requested that the Lenders, and subject to the terms and conditions set forth herein, the Lenders have agreed to, amend the Credit Agreement to, among other things, permit the repurchase by the Company, on or before December 31, 2003, of capital stock of the Company for aggregate consideration of up to $52,500,000.

                  NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, the Guarantors, the Lenders and the Agent, such parties hereby agree as follows:

                  1. Amendment. Subject to the satisfaction of each of the conditions set forth in Paragraph 2 of this Agreement, the Credit Agreement is hereby amended as follows (unless otherwise specified, section and schedule references used herein shall mean and refer to sections and schedules of the Credit Agreement):

                  (a) Section 1.01 is amended to:


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

                           (i) delete in its entirety the definition of
                  "Borrowing Base" and replace the such definition with the following therefor:

                                 "`Borrowing Base' means, as of any date of
                           determination by the Agent, from time to time, an amount equal to the sum at such time of:

                                    (a) 85% of the book value of Company's
                                    Eligible Receivables at such time; plus

                                    (b) the lesser of (i) 60% of the book value of Company's Eligible Unbilled Work-in-Process and (ii) (x) 35% of the amount calculated pursuant to clause (a) for the months of January, February and March of each calendar year, (y) 40% of the amount calculated pursuant to clause (a) for the months of April through December during calendar year 2003 and (z) 25% of the amount calculated pursuant to clause (a) for the months of April through December of each calendar year other than calendar year 2003;

                                    provided, however, that (x) the percentages set forth in either or both of clauses (a) and (b)(i) above may be reduced from time to time by the Agent in its reasonable discretion based upon the periodic field examinations conducted by or on the behalf of the Agent and (y) the Agent may, in its reasonable discretion, increase any percentage set forth in clauses (a) or
                                    (b)(i) above previously reduced by it
                                    pursuant to the terms hereof provided that such percentage is not increased to a percentage greater than the applicable percentage set forth above; and

                                    provided further, however, that if (x) on such date of determination the Availability would, without giving effect to this proviso, be less than zero after giving effect to all Borrowings requested pursuant to Section 2.03(a) on such date and all prepayments of Loans made on such date, (y) such date of determination is the first date on which the occurrence described in the foregoing clause (x) has occurred during the current month, or the occurrence described in the foregoing clause (x) has occurred during the current month and on one of the nine consecutive Business Days immediately preceding such date and (z) such date of determination is on or before December 31, 2003 and is not the last Business Day of any calendar month, then the Borrowing Base with respect to such date of determination shall be the sum of (1) the Borrowing Base with respect to such date calculated without giving effect to this proviso plus (2) $5,000,000."

                           (ii) delete from the definition of "Interest Period"
                  the phrase "(if such seven day period ends on or before October 28, 2002)," set forth therein and replace the following therefor: "or";

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

                           (iii) delete from clause (9) of the definition of
                  "Permitted Acquisition" the phrase "prior to such Acquisition" set forth therein and replace the following therefor:

                           "prior to any Acquisition with respect to which the sum of the Cash Consideration and non-cash consideration paid by the Company and the amount of Indebtedness assumed by the Company in connection therewith exceeds $5,000,000,"; and

                           (v) delete in its entirety the definition of
                  "Tangible Net Worth".

                  (b) Section 8.10 is amended to delete clause (i) from the proviso therein and replace the following therefor:

                           "(i) that (x) with respect to the period from June 6, 2003 through December 31, 2003, the amount of such redemptions and repurchases during such period does not exceed $52,500,000 and (y) at all times thereafter, the amount of such redemptions and repurchases does not exceed an amount equal to fifty percent (50%) of Net Income for the twelve (12) month period then most recently ended and with respect to the last month of such period the Agent and the Lenders shall have received the monthly financial information required pursuant to Section 7.01(c),".

                  (c) Section 8.14 is deleted in its entirety and the following is replaced therefor:

                                    "8.14 Minimum Net Worth. The Company shall
                           not permit its consolidated Net Worth at any time after June 1, 2003 to be less than an amount equal to the sum of (a) $260,000,000 plus (b) 50% of the Company's positive net income as determined in accordance with GAAP (with no deduction for net losses), if any, for each fiscal quarter ending after June 1, 2003 and prior to any date of determination hereunder plus (c) an amount equal to 100% of the net cash and non-cash proceeds of any equity securities issued by the Company or its Subsidiaries after June 1, 2003 and prior to any date of determination hereunder less (d) an amount not exceeding $52,500,000 in the aggregate paid by the Company for any shares of capital stock of the Company repurchased or redeemed during the period from June 6, 2003 through December 31, 2003."

                  2. Effectiveness of this Agreement; Conditions Precedent. The provisions of Paragraph 1 of this Agreement shall be deemed to have become effective as of the date of this Agreement, but such effectiveness shall be expressly conditioned upon the occurrence of each of the following:

                  (a) receipt by the Agent of an originally-executed counterpart of this Agreement executed and delivered by duly authorized officers of the Company, each Guarantor and the Majority Lenders; and

                  (b) payment in full, in immediately available funds, of (i) the fee payable to each Lender who executes this Agreement in the amount of 0.10% of such Lender's Revolving Loan Commitment and (ii) the fees payable to Bank of America pursuant to that certain fee letter dated as of June 6, 2003 among Bank of America, Banc of America Securities LLC and the Company.

                  3. Representations and Warranties.

                  (a) The Company hereby represents and warrants that this Agreement and the Credit Agreement as amended by this Agreement constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

                  (b) The Company hereby represents and warrants that its execution, delivery and performance of this Agreement and the Credit Agreement as amended by this Agreement have been duly authorized by all proper corporate action, do not violate any provision of its certificate of incorporation or bylaws, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any Governmental Authority, or of any other third party under the terms of any contract or agreement to which the Company or any of the Company's Subsidiaries is bound.

                  (c) The Company hereby represents and warrants that, after giving effect to the provisions of this Agreement, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Company contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of the Company's execution and delivery of this Agreement in all material respects as though made on and as of such date.

                  (d) The Company hereby represents and warrants that there has occurred since December 31, 2002, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (e) The Company hereby represents and warrants that there are no actions, suits, investigations, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, its Subsidiaries or any of their respective properties which purport to affect or pertain to this Agreement, the Credit Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby, or which could reasonably be expected to have a Material Adverse Effect

                  4. Reaffirmation, Ratification and Acknowledgment; Reservation. The Company and each Guarantor hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Agent, under each Loan Document to which it is a party, (b) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, and (c) agrees that neither such ratification and reaffirmation, nor the Agent's or any Lender's solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Company or such Guarantors with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. The Credit Agreement is in all respects ratified and confirmed. Each of the Loan Documents shall remain in full force and effect and is hereby ratified and confirmed. Neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Agent or the Lenders, or of any Default or Event of Default (whether or not known to the Agent or the Lenders), under any of the Loan Documents, all of which rights, powers and remedies, with respect to any such Default or Event of Default or otherwise, are hereby expressly reserved by the Agent and the Lenders. This Agreement shall constitute a Loan Document for purposes of the Credit Agreement.

                  5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  6. Agent's Expenses. The Company hereby agrees to promptly reimburse the Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys' and paralegals' fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement.

                  7. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement among the parties.


                                     * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                            CENTURY BUSINESS SERVICES, INC.


                                            By
                                               --------------------------
                                               Name:
                                               Title:




                               Signature Page to
                      Amendment No. 1 to Credit Agreement
                                  Page 1 of 9
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THE GUARANTORS:         AH BUSINESS SERVICES, INC.

                        BA BUSINESS SERVICES, INC.

                        BBGPR, LLC

                        BCC BUSINESS SERVICES, INC.

                        BEATTY SATCHELL BUSINESS SERVICES, INC.

                        BENMARK, INC.

                        BGS&G INSURANCE SERVICES COMPANY

                        BROKER BENEFIT CONSULTANTS BUSINESS SERVICES, INC.

                        BVKT BUSINESS SERVICES, INC.

                        CBIZ ACTUARIAL & BENEFIT CONSULTANTS, INC.

                        CBIZ BENEFITS & INSURANCE SERVICES OF MARYLAND, INC.

                        CBIZ BENEFITS & INSURANCE SERVICES OF OHIO, INC.

                        CBIZ BENEFITS & INSURANCE SERVICES OF PENNSYLVANIA, INC.

                        CBIZ BENEFITS & INSURANCE SERVICES, INC.

                        CBIZ BUSINESS SOLUTIONS, INC.

                        CBIZ BUSINESS SOLUTIONS OF CLEVELAND, INC.

                        CBIZ BUSINESS SOLUTIONS OF NORTHEAST OHIO, INC.

                        CBIZ BUSINESS SOLUTIONS OF ST. LOUIS, INC.

                        CBIZ COLORADO, INC.

                        CBIZ HEALTHCARE SOLUTIONS GROUP, INC.

                        CBIZ INSTITUTIONAL BENEFIT SERVICES, INC.

                               Signature Page to
                      Amendment No. 1 to Credit Agreement
                                  Page 2 of 9

                        CBIZ INSURANCE AGENCY, INC.

                        CBIZ PROPERTY TAX SOLUTIONS, INC.

                        CBIZ RESTRUCTURING GROUP, INC.

                        CBIZ RETIREMENT SERVICES, INC.

                        CBIZ SOUTHERN CALIFORNIA, INC.

                        CBIZ SPECIAL RISK INSURANCE SERVICE, INC.

                        CBIZ TECHNOLOGIES, INC.

                        CBIZ TRILINC CONSULTING, INC.

                        0CBIZ VALUATION GROUP, INC.

                        CBIZ VINE STREET HOLDING CORP.

                        CBIZ WELFARE BENEFITS, INC.

                        CBIZ WORKSITE SERVICES, INC.

                        CENTURY SURETY UNDERWRITERS, INC.

                        CMG CONSULTING, INC.

                        COMMERCIAL SURETY AGENCY, INC.

                        CONRAD BUSINESS SERVICES, INC.

                        DP & CO. BUSINESS SERVICES, INC.

                        FPG BUSINESS SERVICES, INC.

                        GIBRALTAR REAL ESTATE SERVICES CORPORATION

                        GORDON, ZUCARELLI & HANDLEY BUSINESS SERVICES, INC.

                        GOVERNMENT EMPLOYEE BENEFITS CORPORATION OF GEORGIA

                        HEALTH ADMINISTRATION SERVICES, INC.

                        HUNT & ASSOCIATES BUSINESS SERVICES, INC.


                               Signature Page to
                      Amendment No. 1 to Credit Agreement
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                        KA CONSULTING SERVICES, INC.

                        KARLING HEALTH CARE CONSULTING, INC.

                        KAUFMAN DAVIS BUSINESS SERVICES, INC.

                        KESSLER & ASSOCIATES BUSINESS SERVICES, INC.

                        M & S CONSULTING SERVICES, INC.

                        MCCLAIN & COMPANY BUSINESS SERVICES, INC.

                        MEDICAL MANAGEMENT PROFESSIONALS, INC.

                        MHM BUSINESS SERVICES, INC.

                        MILLER, WAGNER BUSINESS SERVICES, INC.

                        MOORE, TYLER & COMPANY, INC.

                        MRC BUSINESS SERVICES, INC.

                        M.T. DONAHOE & ASSOCIATES, INC.

                        NEMPHOS, WEBER BUSINESS SERVICES, INC.

                        PDA BUSINESS SERVICES, INC.

                        PHILIP-RAE BUSINESS SERVICES, INC.

                        RIGGLEMAN, SMYTH BUSINESS SERVICES, INC.

                        ROOTBERG BUSINESS SERVICES, INC.

                        RRSS & COMPANY BUSINESS SERVICES, INC.

                        S & B BUSINESS SERVICES, INC.

                        SHILLING & KENYON/SK CONSULTING, INC.

                        SK&B BUSINESS SERVICES, INC.

                        SR BUSINESS SERVICES, INC.

                        SRTDA BUSINESS SERVICES, INC.

                               Signature Page to
                      Amendment No. 1 to Credit Agreement
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                        TRI-TEK BUSINESS SERVICES, INC.

                        CBIZ BUSINESS SOLUTIONS OF TAMPA BAY, INC.

                        CBSI MANAGEMENT CO.

                        CENTURY RISK SERVICES COMPANY

                        COMPETITIVE TECHNOLOGIES BUSINESS SERVICES, INC.

                        CONNECTICUT ESCROW, INC.

                        CONTRACT SURETY REINSURANCE CORP.

                        CSU OF ARIZONA, INC.

                        ERIC AGENCY, INC.

                        FUNDS ADMINISTRATION SERVICES, INC.

                        G & C BUSINESS SERVICES, INC.

                        MRP BUSINESS SOLUTIONS GROUP, INC.

                        NEXT RISK MANAGEMENT, INC.

                        SLW BUSINESS SERVICES, INC.

                        SURETY ASSOCIATES, INC.

                        VARNEY BUSINESS SERVICES, INC.

                        WC & M BUSINESS SERVICES, INC.


                        By:__________________________________
                        Name:     Jerome P. Grisko, Jr.
                        Title:    President

                               Signature Page to
                      Amendment No. 1 to Credit Agreement

                            BANK OF AMERICA, N.A., AS AGENT


                            By
                               ------------------------------------------
                               Name:
                               Title:


                            BANK OF AMERICA, N.A., INDIVIDUALLY AS A LENDER


                            By
                               ------------------------------------------
                               Name:
                               Title:


                               Signature Page to
                      Amendment No. 1 to Credit Agreement
                                  Page 6 of 9

                                                FIFTH THIRD BANK


                                                By
                                                   ---------------------------
                                                   Name:
                                                   Title:

                               Signature Page to
                      Amendment No. 1 to Credit Agreement
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

                                                HUNTINGTON NATIONAL BANK


                                                By
                                                   ---------------------------
                                                   Name:
                                                   Title:

                               Signature Page to
                      Amendment No. 1 to Credit Agreement
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
                                                U.S. BANK, N.A.


                                                By
                                                   ----------------------------
                                                   Name:
                                                   Title:

                               Signature Page to
                      Amendment No. 1 to Credit Agreement
                                  Page 9 of 9